JOSEPHINE CHAUS

                                                               October 9, 1995


Board of Directors
Bernard Chaus, Inc.
1410 Broadway
New York, NY  10018

         RE: SUBORDINATED NOTES OF BERNARD CHAUS,  INC.  (THE "COMPANY")

Gentlemen:

         Reference is made to the Subordinated Notes payable to me by the Company which are set forth on Schedule A (the "Notes"), each of which become due and payable on July 1, 1996. In order to facilitate the proposed underwritten public offering by the Company of approximately 5,000,000 shares of the Company's Common Stock (the "Public Offering"), I have agreed to extend the maturity date of the Notes. This letter shall constitute an amendment to each of the Notes to extend the due date thereof until July 1, 1998.

         I also agree that each of the Notes is further amended hereby to clarify that the failure of the Company to pay interest to me under the Notes by reason of a covenant or other prohibition under the Amended Financing Agreement shall not entitle me to accelerate the principal payments due under the Notes.

         The effectiveness of the amendments to the Notes contained in this Letter Agreement is expressly conditioned upon the consummation of the Public Offering.

         Except as expressly modified herein, all of the provisions, terms and conditions contained in the Notes, as they may have been previously amended, shall remain in full force and effect.

                                               Very truly yours,

                                               /s/ JOSEPHINE  CHAUS
                                               --------------------
                                                  Josephine Chaus

Accepted and Agreed To:
BERNARD CHAUS, INC.


By: /s/  WAYNE MILLER
   ------------------
   Name:  Wayne Miller
   Title: Executive Vice President - Finance
          and Administration;  Chief Financial Officer

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JRS:rk/Oct 10, 1995 - 2:14 am   (WP 6.1)